LEASE

THIS LEASE, made as of the 30 day of June, 2005, by and between the Landlord and Tenant hereinafter defined in Sections 1(a) and 1(c), respectively.

WITNESSETH:

1. Basic Lease Provisions.

The following sets forth basic data hereinafter referred to in thls Lease and, where appropriate, constitute dellnltlons of the terms hereinafter listed:

(a)	Landlord: Galleria Equities, LLC, a Michigan limited liability company
(Tax I.D. Number: 38-3527980).

(b)          Landlord's Address: 26877 North western Highway, Suite 101, P.O. Box 70, Southfield, Michigan 48037-0070.

(c)	Coordinated Care Solutions, Inc., a Delaware corporation.
(d)	Tenant's Address: 12301 NW 39th Street, Coral Springs, Florida 33065.

(e)          Building: That certain office building located at 400 Galleria Office Centre, in the City of Southfield, County of Oakland and State of Michigan.

(f)

Demised Premises: The premises known as Suite 214 located on the second floor of the Building, containing approximately 2,964 square feet of usable floor area and 3,317 square feet of rentable floor area as shown on the floor plan attached hereto as Exhibit "A".

(g)	Commencement: See Section 3.2 hereof.

(h)         Expiration: The last day of the thirty-ninth (39th) complete calendar month following the Commencement Date.

(i)	Basic:
a.

For the Free Rent Period (as hereinafter defined), Basic Rental shall be $0.00 ($0.00 per rentable square foot per annum). The term "Free Rent Period" is hereby defined as follows: (1) If the Commencement Date is the first day of a calendar month, the Free Rent Period shall be the period beginning on the Commencement Date and ending on the last day of the third (3rd) complete calendar month following the Commencement Date, and (ii) if the Commencement Date Is a day other than the first day of a calendar month, the Free Rent Period shall be the period beginning on the Commencement Date and ending on the day Immediately preceding the day which corresponds numerically

to the Commencement Date in the third (3rd) calendar month following the calendar month which contains the       Commencement Date (provided that if there Is no such numerically corresponding day in such third (3rd) calendar month, the Free Rent Period shall end on the last day of such third (3rd) calendar month).

b.	For the period beginning on the first day immediately following the expiration of the Free Rent Period and ending on the last day of the fifteenth (16th)
complete calendar month following the Commencement Date, Basic
Rental
shall be $6,804.76 per month ($21.00 per square foot per annum).
c.	For the period beginning on the first day of the sixteenth (16th)
complete
calendar month following the Commencement Date and ending on the last day

of the twenty seventh (27th) complete calendar month following the Commencement Date, Basic Rental shall be $6,942.96 per month ($21.60 per square foot per annum).

d.	For the period beginning on the first day of the twenty eighth (28th)
complete

calendar month following the Commencement Date and ending on the last day of the thirty-ninth (39th) complete calendar month following the Commencement Date, Basic Rental shall be $6,081.17 per month ($22.00 per square foot per annum).

(j)	Base Expenses (as defined in Section 14.1(a) hereof) incurred for the

2005 calendar year.

(k) Security Deposit: $6,081.17.
(I)	Right of First Offer: See Article 29 hereof.

2. Demised Premises.

2.1 Landlord, in consideration of the rents to be paid and the covenants to be performed by Tenant, and upon and subject to the terms and provisions herein set forth, does hereby lease unto Tenant the demised premises described In Section l(f) hereof together with the non- exclusive right and easement to use the exterior and interior common and public areas and facilities which may from time-to-time be furnished by Landlord, including parking areas and decks (other than the enclosed parking garage), in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building and of adjacent buildings now or hereafter constructed (such exterior and interior common areas and facilities to be hereinafter referred to as the "common areas").

2.2 Landlord reserves the right (a) to designate certain parking areas for the exclusive IJS~ of designated tenants or for short term parking, (b) to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the demised premises) and the fixtures and equipment thereof as well as the interior and exterior common areas, including the construction of additional buildings and parking decks; (c) to eliminate, substitute and/or rearrange the interior and exterior common areas as Landlord deems appropriate in its discretion, and (d) to erect, maintain and use pipes, ducts, conduits and wires in and through the demised premises in locations which will not materially interfere with Tenant's use thereof. Notwithstanding the foregoing, Landlord shall not exercise any right under this Section 2.2 In such a manner so as to unreasonably interfere with Tenant's use of the demised premises or with Tenant's ingress to, and egress from, the demised premises.

3. Term and Construction.

3.1 Landlord shall construct the Tenant improvements (as defined In Exhibit “C" attached hereto). The term of this Lease shall commence on the Commencement Date (as hereinafter defined) and expire on the Expiration Date (as defined in Section 1 (h) hereof).

3.2

The term ‘”Commencement Date" shall mean the date Landlord has Substantially Completed (as hereinafter defined) the Tenant Improvements, provided in the event of a Tenant Delay (as hereinafter defined), the Tenant improvements shall be deemed to have been so Substantially Completed and the Commencement Date shall be deemed to have occurred on the date such Substantial Completion would have occurred but for such delay. Notwithstanding the foregoing, in the event Tenant shall take possession of the demised premises and commence ordinary business operations there from prior to the Commencement Date as determined by the preceding sentence, the Commencement Date shall be deemed to be the date Tenant so takes possession of the demised premises and commences ordinary business operations there from. The term "Substantially Complete" shall mean (i) substantial completion subject only to the completion of details of construction, decorations and mechanical adjustments that do not materially interfere with Tenants use of the demised premises, and (ii) receipt of all governmental approvals required for the occupancy of the demised premises. The term 'Tenant Delay" shall mean any delay caused by Tenant or Tenant's contractors In the Substantial Completion of the Tenant Improvements, including (i) any delay caused by a change in the Tenant improvements requested by Tenant from and after the date hereof, and/or (ii)any delay caused as a result of interference by Tenant's subcontractors with the construction of the Tenant improvements and/or obtaining final inspections and approvals from the City of Southfield.

3.3

Tenant shall have the right to enter the demised premises at least ten (10) days prior to the Commencement Date, for the purposes of installing voice data cable, furniture, and equipment, provided (i)such activities by Tenant shall not interfere with the completion of the Tenant improvements and/or obtaining final Inspections and approvals from the City of Southfield, (ii) Landlord shall not be responsible or liable for any Injury (including death) to persons or loss or damage to any of Tenant's improvements fixtures or equipment or any other materials installed or left in the demised premises by Tenant (or its contractors) prior to the Commencement Date, and (iii)any such use of the demised premises by Tenant prior to the commencement Date shall be subject to all of the terms and conditions of this Lease except the payment of Basic Rental and additional rent.

4.	Basic Rental.

Tenant shall pay to Landlord as rent for the demised premises the Basic Rental set forth in Section 1(i) hereof. The Installment of Basic Rental payable with respect to the first month following the Free Rent Period shall be payable upon the execution of this Lease, and thereafter the Basic Rental shall be paid, in advance, upon the first day of each and every successive calendar month throughout the term of this Lease; provided, however, that if the Commencement Date is other than the first day of a calendar month or the Expiration Date is other than the last day of a calendar month, then the rental for such first or last fractional month shall be such portion of the monthly rental then In effect as the number of days in such fractional month bears to the total number of days in the calendar month.

5.	Use and Occupancy.

The demised premises shall be used and occupied for office use and purposes incidental thereto and for no other purposes without the written consent of Landlord. Tenant shall comply with all requirements of the insurance policies, the American Insurance Association and the National Fire Protection Association relating to the demised premises and the Building, and Tenant shall not use the demised premises in any manner which will in any way increase the existing rate of, or otherwise affect, any fire or other insurance upon the demised premises or the Building, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenants or occupants of the Building or with the proper and economical rendition of any such service. Tenant shall not use the demised premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure or cause waste in or about the demised premises or the Building or be a nuisance, disturbance or menace to the other tenants of the Building. Tenant shall not use, store or place in or upon the demised premises any toxic or hazardous substances or materials other than office supplies and cleaning fluids typically used in a business office in compliance with law. Tenant shall comply with any occupancy certificate or directive issued pursuant to any law by any public officer as well as the provisions of all recorded documents affecting the demised premises, insofar as they relate to the condition, use or occupancy of the demised premises. If any use of the demised premises shall cause the rate of insurance on the Building to be increased, Tenant shall pay the amount of any such increase.

6. Utilities and Services.

6.1 Landlord will arrange for the furnishing of electricity to the demised premises, and Tenant shall pay for such electricity at the applicable secondary rates dictated by Detroit Edison. Such charge to Tenant for electricity shall be payable, as additional rent, in monthly installments payable within thirty (30) days following receipt of an invoice from Landlord.

6.2 Landlord shall furnish the demised premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the demised premises to standards of comfort, and during such hours, as reasonably determined by Landlord for the Building (which hours, until Landlord shall otherwise designate, shall be from 7:00

a.m. to 7:00 p.m. on weekdays and from 8:00 a.m. to 3:00 p.m. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, provided Landlord shall not be required to provide supplemental ventilation and air conditioning to the demised premises required by reason of heat generating equipment or lighting other than building standard lights, or if the demised premises shall be occupied by a number of persons in excess of the design criteria of the air conditioning system, or to accommodate any other extraordinary ventilation or air conditioning requirements of Tenant, (b) elevator service, and (c) janitorial services in accordance with Exhibit "D" attached hereto, provided, however, Tenant shall pay a reasonable additional charge for providing janitorial services to any portion of the demised premises used for other than normal office purposes. Landlord shall not be responsible for removal and disposal of trash in excess of that created as a result of normal office operations. In addition, Landlord shall replace all burned out fluorescent tubes, ballasts and starters.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated or an actual or constructive eviction or partial eviction be deemed to have occurred by reason of: (1) the installation, use or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the demised premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the demised premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

Notwithstanding the preceding paragraph, in the event that Tenant is prevented from using, and does not use, the demised premises or any portion thereof, for more than three (3) consecutive business days as a result of any failure of Landlord to provide services to the demised premises as a result of the negligence or willful act of Landlord, its agents, contractors or employees, then Tenant's Basic Rental and additional rent shall be abated or reduced, as the case may be, after expiration of the %day period for such time that Tenant continues to be so prevented from using the demised premises or a portion thereof, in the proportion that the rentable area of the portion of the demised premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the demised premises.

6.3 Tenant shall pay, as additional rent, the cost of providing (i) all heating, ventilating and air conditioning, including all related utility costs, to the demised premises in excess of that required to be provided by Landlord pursuant to Section 6.2 hereof, provided Landlord shall have no obligation to provide heating, ventilating or air conditioning to the extent same cannot be provided utilizing the existing equipment servicing the Building, (ii) janitorial service in excess of the service required to be provided by Landlord pursuant to Section 6.2 hereof, and (iii)any other special service required by reason of Tenant's use of the demised premises during other than normal business hours or for other than normal office purposes. Tenant shall notify Landlord in writing at least one (1) business day prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord pursuant to Section 6.2 hereof.

7.	Repairs

7.1	Landlord shall maintain (i) the common areas, including any lobbies, stairs, elevators, corridors and restrooms, (ii) the windows and exterior walls, roofs, foundations and structure of the Building, and (iii) the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall pay the cost of any repairs occasioned by the act, neglect or default of Tenant, its agents, employees, invitees and contractors.

7.2 Subject to the provisions of Section 7.1 hereof, Tenant shall keep the demised premises and every part thereof (including any special equipment Installed in the demised premises such as supplemental air conditioning equipment, and any other alterations, additions or improvements, whether Installed by Landlord or Tenant) in good condition and repair. Tenant shall be responsible for Installing, maintaining and replacing fire extinguishers in the demised premises to the extent required by applicable fire codes. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules and regulations relating thereto annexed to this Lease as Exhibit "B" and all applicable laws, codes and regulations. Subject to the provisions of Article 8 hereof, Tenant shall, at the end of the term hereof, surrender to Landlord the demised premises in the same condition as when received, except for ordinary wear and tear, repairs required to be made by Landlord, and damage by fire, earthquake, act of God or the elements. Landlord has no obligation, and has made no promise, to alter, remodel, improve, repair, decorate or paint the demised premises or any part thereof and no representations respecting the condition of the demised premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.

7.3 In the event that Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the demised premises or of the Building, then the same shall be made by Landlord with reasonable dispatch (unless the same shall result from Tenant's act, neglect, default or mode of operation or shall have been required by the City in connection with any alteration of the demised premises performed by, or at the request of, Tenant, in which event Tenant shall make all such repairs, alterations and improvements or, at Landlord's option, Landlord shall make such repairs, alterations and improvements and shall be promptly reimbursed by Tenant for the cost incurred by Landlord in so doing), and should the making of such repairs, alterations or improvements cause any interference with Tenant's use of the demised premises, such interference shall not relieve Tenant from the performance of its obligations hereunder nor shall such interference be deemed an actual or constructive eviction or partial eviction or result In an abatement of rental. Notwithstanding the preceding sentence, in the event that Tenant is prevented from using, and does not use, the demised premises or any portion thereof, for more than three (3) consecutive business days as a result of Landlord's performance of such work, then Tenant's Basic Rental and additional rent shall be abated or reduced, as the case may be, after expiration of the 3-day period for such time that Tenant continues to be so prevented from using the demised premises or a portion thereof, in the proportion that the rentable area of the portion of the demised premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the demised premises.

8.	Alterations

Tenant shall not make any alterations, additions or improvements to the demised premises (whether or not the same may be structural In nature) or attach any fixtures or equipment thereto without Landlord's prior written consent, which consent shall not be unreasonably withheld. All such alterations, additions or improvements shall be performed by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and In accordance with the rules and regulations annexed hereto as Exhibit "B" and all applicable laws, codes and regulations. Tenant shall furnish Landlord with such sworn statements and waivers of lien as Landlord shall request In connection with such work and shall comply with such other reasonable safeguards and controls as Landlord shall require. Any such alterations, additions or improvements made by either party hereto to the demised premises shall become the property of Landlord upon their installation or completion and shall remain upon, and be surrendered with, the demised premises at the expiration or termination of this Lease; provided, however, that Landlord may require Tenant to remove any additions made by Tenant to the demised premises (including voice and data cabling) and to repair any damage caused by such removal, and provided further, that if Tenant has not removed Its property and equipment within ten (10) days after the expiration or termination of this Lease, Landlord may elect to retain the same as abandoned property.

9.	Insurance and Indemnification

9.1 Landlord shall provide and keep in force, or cause to be provided or kept in force, during the term hereof: (a) commercial general liability Insurance with respect to Landlord's operation of the Building and the common areas for bodily injury or death and damage to property of others; (b) 'all-risk" casualty insurance covering the Building and the common areas, excluding Tenant's trade fixtures, equipment, personal property and any leasehold improvements installed by Tenant; and (c) loss of rental income insurance; together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance provided by Landlord shall have such limits of liability, deductibles and exclusions, and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient.

9.2 Tenant shall indemnify and hold Landlord harmless from any damage to any property or injury to or death of any person occurring in, upon or about the demised premises, unless caused by the negligence or willful act of Landlord, its agents or employees. 'The foregoing indemnity obligation of Tenant shall include reasonable attorney's fees, investigation costs and all other costs and expenses incurred from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 9.2 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

9.3 Tenant shall procure and keep in effect commercial general liability insurance, including property damage and contractual liability, on an occurrence basis with bodily injury and property damage combined single limits of liability of not less than Two Million Dollars ($2,000,000) per occurrence (which limits may be satisfied by maintaining an umbrella policy on top of a primary policy of $1,000,000), insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the demised premises and all areas appurtenant thereto. From time to time, Tenant shall Increase the limits of such policies to such higher limits as Landlord shall reasonably require.

9.4 Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protection devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and any leasehold improvements installed by Tenant.

9.5 Tenant shall deliver certificates evidencing the lnsurance required pursuant to Sections 9.3 and 9.4 hereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the then current policies. Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over, or contributory with, any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days notice from the insurer prior to any cancellation or change of coverage.

10.	Assignment and Subletting.

10.1 Except as expressly permitted pursuant to this Article 10, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign, transfer, hypothecate, or mortgage this Lease or any interest herein or sublet the demised premises or any part thereof, or permit the use of the demised premises by any party other than Tenant, provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant or occupant In the Galleria Officentre complex or an affiliate thereof. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage, or subletting without such written consent shall give Landlord the right to terminate this Lease and to re-enter and repossess the demised premises, but Landlord's right to damages shall survive. No consent by Landlord to any assignment, transfer, hypothecation, mortgage or subletting on any one occasion shall be deemed a consent to any subsequent assignment, transfer, hypothecation, mortgage or subletting by. Tenant or by any successors, assigns, transferees, mortgagees or subleasees of Tenant. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof. In the event of any assignment, transfer, hypothecation, mortgage or subletting, Tenant shall remain fully and primarily liable to perform all of the obligations of Tenant under this Lease and in the event of a default hereunder, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

10.2 If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the demised premises or to assign this Lease, Tenant shall give notice to Landlord (Tenant's Subletting Notice") setting forth the proposed subtenant or assignee and the terms of the proposed subletting or assignment. Landlord shall have the option, exercisable by notice given to Tenant within ten (10) business days after Tenant's Subletting Notice is received, (a) to consent or refuse to consent thereto, which consent shall not be unreasonably withheld, (b) if Tenant's request relates to a subletting, to terminate this Lease as to the portion of the demised premises to be sublet, or (c) If Tenant's request relates to an assignment, to terminate this Lease. In the event Landlord shall consent to the proposed subletting or assignment, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease, provided that the subtenant or assignee and the terms of the sublease or assignment shall be as set forth in Tenant's Subletting Notice.

In the event Tenant shall so sublet a portion of the demised premises or assign this Lease, fifty percent (50%) of all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rentals or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the demised premises subject to such sublease for the period of time covered by such sublease and after deducting there from the costs incurred by Tenant in connection with such sublease or assignment, such as brokerage commissions and tenant improvement costs) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

10.3 Notwithstanding the provisions of Sections 10.1 and 10.2 hereof, Tenant may assign this Lease or sublet the demised premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

10.4 Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to assign this Lease or sublet any portion of the demised premises (including pursuant to Section 10.3 hereof) (i) for any medical or dental use, (ii) to any governmental or quasi-governmental agency, (iii) for any use which will generate substantially more pedestrian or automobile traffic than that generated by Tenant, (iv) in violation of any recorded restrictions applicable to the Building, (v) in violation of any provisions of any leases covering the Building or adjacent buildings, nor (vi) for any use which is incompatible with the operation of a first-class office building.

11.	Damage or Destruction.

11.1 In the event the demised premises or any portion of the Building necessary for Tenant's use of the demised premises are damaged or destroyed in whole or in part during the term hereof by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, Landlord shall, at its own cost and expense, repair and restore the same to tenantable condition with reasonable dispatch, and during such time as any portion of the demised premises Is unusable by reason of such damage, the rent herein provided shall abate in such proportion as that part of the demised premises so rendered unusable bears to the entire demised premises.

11.2 Notwithstanding the provisions of Section 11.1 hereof, if, in the reasonable opinion of Landlord, (i) the demised premises cannot be restored to tenantable condition within a period of one hundred fifty (150) days following the commencement of such restoration work, and/or (ii) the cost of performing such restoration work exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), then Landlord shall not be required to make any repairs and Landlord shall have the right to terminate this Lease upon written notice to Tenant within sixty (60) days after the date of such fire or other casualty, in which event this Lease shall terminate as of the date of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder.

11.3 If the demised premises are to be repaired under this Article 11, Landlord shall repair any injury or damage to the Building itself and the leasehold improvements in the demised premises existing as of the Commencement Date. Tenant shall perform, and pay the cost of, repairing any .other improvements In the demised premises and shall be responsible for carrying such casualty insurance as t deems appropriate with respect to such other improvements. Tenant shall, at its own cost and expense, remove such of its furniture and other belongings from the demised premises as Landlord shall require in order to repair and restore the demised premises.

11.4 Landlord and Tenant do hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action, against each other, their agents, officers and employees, for any loss or damage that may occur (including, without limitation, loss or damage to the demised premises, the Building, leasehold improvements, personal property, furniture and fixtures) by reason of fire, the elements or any other cause which could be insured against under the terms of a standard "all-risk" insurance policy or is, in fact, insured against by insurance then being carried by the party suffering the loss or damage, regardless of cause or origin. Landlord and Tenant shall each obtain from their respective insurers under all policies of insurance maintained by either of them a waiver of all rights of subrogation which the insurer of one party might have against the other party consistent with the foregoing waiver, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver from their respective insurers.

12.	Eminent Domain.

If all or any part of the demised premises shall be taken by any public authority under the power of eminent domain, then this Lease shall terminate as to the part so taken as of the date possession of that part shall be taken, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall, to the extent the proceeds of the condemnation award are available (other than any proceeds awarded for the value of any land taken), make all necessary repairs to the demised premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the demised premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the demised premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the demised premises; provided, however, Landlord shall not be entitled to any portion of the award made separately to Tenant for removal and reinstallation of trade fixtures, loss of business, or moving expenses, provided such award to Tenant does not reduce the award otherwise payable to Landlord.

13.	Rules and Regulations

Tenant shall faithfully observe and comply with the rules and regulations 'set forth on Exhibit "B" annexed hereto and thereby made a part hereof, together with such other reasonable rules and regulations as Landlord shall promulgate from time to time which are of uniform applicability to all tenants of the Building and of which Tenant shall have received notice. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building with any such rules and regulations, provided that Landlord shall use reasonable efforts to cause other tenants and occupants to comply with such rules and regulations.

14.	Expenses and Taxes.

14.1 The following terms shall have the following meanings:

(a) The term "Expenses" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair, replacement and administration of the Building and the common areas, Including, without limitation, (i) the costs incurred for air conditioning, mechanical ventilation, and heating of the Building and the common areas; cleaning (including Janitorial services); rubbish removal; snow removal; general landscaping and maintenance; window washing; elevators; escalators; porters and matron services; electric current; management fees; protection and security services; repairs, replacement, and maintenance; insurance; supplies; wages, salaries and employee benefits respecting service and maintenance employees and management staff uniforms and working clothes for such employees and the cleaning thereof; expenses Imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff sales, use and other similar taxes; water rates and sewer charges and personal property taxes; depreciation of movable equipment and personal property which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property which need not be so capitalized, as well as the cost of maintaining all such movable equipment and personal property; and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, (ii) the cost of any capital improvements made to the Building or the common areas by Landlord after the Commencement Date that are intended to reduce other Expenses, or made to the Building or the common areas by Landlord after the date of this Lease that are required under any governmental law or regulation which was not applicable to the Building and the common areas as of the Commencement Date, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate set forth in Section 14.4 hereof, and (iii) Taxes (as defined in Section 14.l(b) hereof).

Expenses shall not include depreciation on the Building or the common areas other than as set forth above; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided In this Article 14), or third parties; tenant improvements; real estate brokerage commissions; interest; and capital items other than replacements and those referred to in clause (ii) above. Those Expenses for a given calendar year which vary with the occupancy of the Building, shall be adjusted in accordance with Landlord's reasonable estimate of what Expenses for such calendar year would have been had 100% of the rentable floor area of the Building been occupied and had the 100%of the rentable floor area of the Building been furnished all services for the entire such calendar year. In the event any common areas service more than one building In the Galleria Office Centre complex, the Expenses relating to such common areas shall be allocated among the buildings sewed thereby In a fair and equitable manner.

(b) The term "Taxes" shall mean the amount of all ad valorem real property taxes and assessments, special or otherwise, levied upon, or with respect to, the Building and the common areas, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources and which in whole or In part are measured or calculated by or based upon the Building, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes. Taxes shall be allocated to the calendar year in which same first become due.

(c) The term 'Base Expenses" shall mean Expenses incurred for the 2005 calendar year.

(d) The term "Additional Expenses" for any given calendar year shall mean the amount, if any, by which the Expenses incurred by Landlord In such calendar year shall exceed Base Expenses.

(e) The term "Tenant's Share" shall mean the percentage arrived at by dividing the total square footage of rentable floor area in the demised premises by the total square footage of rentable floor area in the Building (including the demised premises). In the event the Building shall be increased or decreased during the term hereof, Tenant's Share shall be adjusted accordingly.

14.2 Tenant shall pay to Landlord, as additional rental, Tenant's Share of Additional Expenses In the manner and at the times herein provided.

On or before the first day of each month during the term of this Lease, together with the payments of Basic Rental, Tenant shall pay to Landlord one-twelfth (1112th) of the amount estimated by Landlord as Tenant's Share of Additional Expenses for the current calendar year, provided that until Landlord notifies Tenant of such estimated amount, Tenant shall continue to pay the amount currently payable pursuant hereto.

After the close of each calendar year, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Additional Expenses. If on the

basis of such statement, Tenant owes an amount which is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Expenses, or if no further payment of Additional Expenses is due, Landlord shall refund such excess amount to Tenant. If on the basis of such statement, Tenant owes an amount which is more than the estimated payments for such calendar year with respect to Additional Expenses previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

If the commencement Date shall be other than the first day of a calendar year or the Expiration Date shall be other than the last day of a calendar year, Tenant's Share of Additional Expenses which is applicable to the calendar year In which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term hereof.

14.3 In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall pay (or reimburse Landlord if paid by Landlord) for any and all taxes (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the demised premises or by the cost or value of any leasehold improvements made in or to the demised premises by or for Tenant (other than the Tenant Improvements) regardless of whether title to such improvements shall be In Tenant or Landlord.

14.4       Except as above provided, all rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid within ten (10) days following the date payment is due, shall bear interest from the due date until paid at a rate equal to two percent (2%) in excess of the then current "prime rate" of Comerica Bank (or one (1) of the other five (5) largest banks in the metropolitan Detroit area). Any and all money and charges required to be paid by Tenant pursuant to the terms of this Lease shall be paid as additional rental whether or not the same may be designated "additional rental" herein.

15.	Quiet Enjoyment.

Landlord warrants that Tenant, upon paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, shall peacefully and quietly hold, occupy and enjoy the demised premises throughout the term hereof, without molestation or hindrance by any person holding under or through Landlord, subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 16 hereof. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

16.	Subordination.

16.1 This Lease is and shall be subject and subordinate, at all times, to the lien of any mortgage or mortgages which may now or hereafter be placed upon the demised premises, the Building or the land, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages. At the option of a purchaser at a foreclosure sale, this Lease shall remain in full force and effect after, and not be extinguished by, the foreclosure of any such mortgage, and Tenant shall attorn to the purchaser at the foreclosure sale under all of the terms, conditions and covenants of this Lease for the balance of the term hereof, provided if this Lease is deemed terminated and extinguished by such a foreclosure, at the option of a purchaser at a foreclosure sale, Tenant shall enter into a new lease with the purchaser at the foreclosure sale upon the same terms and conditions as this Lease, except that the term of the new lease shall be equal to what would have been the balance of the term of this Lease had it not been terminated. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages, this Lease may be made prior and superior to such mortgage or mortgages.

16.2         At the request of Landlord or any mortgagee of the Building, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 16

17.	Non liability of Landlord

17.1        Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the area adjacent to, or connected with, the demised premises or any part of the Building, or for any loss or damage resulting to Tenant or its property from theft or a failure of the security systems in the Building, or from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the demised premises from any cause whatsoever; and no such occurrence shall be deemed to be an actual or constructive eviction from the demised premises or result in an abatement of rental unless caused by the gross negligence or willful act of Landlord, its agents or employees.

17.2 In the event of any sale or transfer (including any transfer by operation of law) of the demised premises, Landlord (and any subsequent owner of the demised premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease except such obligations and liabilities as shall have arisen during Landlord's (or such subsequent owner's) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease which arise subsequent to the transfer. Tenant shall attorn to such new owner.

17.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon

Landlord's part to be performed, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of the members of the entity comprising the Landlord herein or the members or partners thereof, nor anyone claiming by, through or under Landlord, shall be liable for any deficiency.

18	Waiver.

One or more waivers of any covenant, condition or provision herein contained by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant, condition or provision herein contained; and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of, or In any way connected with, this Lease.

19.	Bankruptcy.

19.1 In the event (a) Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its Inability to pay Its debts as they become due or shall file a petition In bankruptcy, or shall be adjudicated as Insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, Liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fall timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (b) within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within ninety (90) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (c) this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days, then, and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of the pendency of such proceedings, or appeal from such order, or if the petition shall have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

19.2	If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this

Lease, then if Tenant, as debtor, or its trustee, wishes to assume or assign this Lease, In addition to curing or adequately assuring (as defined below) the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding, Tenant, as debtor, or the trustee or assignee, must also furnish adequate assurances (as defined below) of future performance under this Lease. For the purposes hereof, (i)"adequate assurance" of wring defaults existing as of the date of filing of the proceeding shall mean the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure, and (it) "adequate assurance" of future performance under this Lease shall mean posting a cash deposit equal to the rent and ail other charges payable by Tenant hereunder (including charges payable under Article 14 hereof) for three (3) months of the term, and in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the demised premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

20.	Landlord’s Remedies.

20.1	In the event Tenant shall fail to pay the rent or any other obligations involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fall to cure such default within ten (10) days after receipt of such notice, Landlord shall, in addition to its other remedies provided herein or at law or in equity, have the remedies set forth in Section 20.3 below.

20.2 If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days after the receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail within said thirty (30) day period to commence or thereafter proceed diligently to cure such default within a reasonable period of time (not to exceed ninety (90) days after the receipt of such notice), then, and In either of such events, Landlord may (at its option and in addition to its other remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including Section 20.1 above, and shall be paid by Tenant with the next monthly installment of rent.

20.3 If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time periods provided in Sections 20.1 and 20.2 above, or if the demised premises are abandoned, then Landlord, in addition to its other remedies, shall have the immediate right to terminate this Lease and/or recover possession of the demised premises. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by the law, Landlord may relet the premises or any part thereof on such terms and conditions as Landlord shall In its sole discretion deem advisable. The avails of such reletting shall be applied first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the demised premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied In payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord. The obligations of Tenant shall survive any termination of this Lease pursuant to this Section 20.3.

20.4 All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

20.5 If as a result of any breach or default In the performance of any of the provisions of this Lease, either party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore, or to terminate this Lease or evict Tenant from the demised premises, the prevailing party shall be reimbursed by the other patty upon demand for any and all reasonable attorneys' fees and expenses so incurred by the prevailing party.

20.6         In the event Tenant shall abandon or surrender the demised premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the demised premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

21.	Holding Over.

It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a monthly occupancy charge equal to one hundred fifty percent (150%) of the sum of (a) the monthly Basic Rental payable hereunder for the last month of the term of this Lease, plus (b) all other charges payable by Tenant under this Lease for the last month of the term of this Lease, such charge to be payable from the expiration or termination of this Lease until the end of the calendar month in which the demised premises are delivered to Landlord in the condition required herein, and Landlord's fight to damages for such illegal occupancy shall survive.

22.	Entire Agreement

This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom .enforcement of the change, modification or discharge is sought.

23.	Notices.

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be In writing and shall be deemed to have been duly given when delivered personally or by United States mail, certified or registered, return receipt requested, postage prepaid, or sent by U.S. Express Mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery or when delivery by any such means Is refused, and addressed as follows: (a) to Tenant at the address set forth in Section 1 (d) hereof, or to such other place as Tenant may from time to time designate

In a notice to Landlord, or delivered to Tenant at the demised premises, and (b) to Landlord at the address set forth in Section l(b) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant with a copy to Landlord's mortgagee (provided Tenant shall have received notice of the name and address of such mortgagee). Tenant hereby appoints as its agent to receive the service of all dispossessory or restraint proceedings and notices thereunder the person In charge of or occupying the demised premises at the time, and if no person shall be in charge of or occupying the demised premises at the time, then such service may be made by attaching the same to the main entrance of the demised premises.

24. Inability to Perform.

If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord Is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or any collateral instrument, or Is unable to perform or make, or is delayed In performing or making, any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill, or is delayed in fulfilling, any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Tenant's reasonable control, Tenant is unable to perform its obligations under this Lease (other than Tenant's obligations to pay rent hereunder), Tenant shall be excused from the performance of such obligations for the period of any delay caused by any such event.

25.	Security Deposit.

Upon the execution of this Lease, Tenant has deposited with Landlord We amount set forth in Section l(k) hereof (hereinafter referred to as the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall, within ten (10) days after demand therefore, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days following the expiration of the term hereof and after Tenant has vacated the demised premises. No trust relationship Is created herein between Landlord and Tenant with respect to the Deposit.

26.	Liens.

Any mechanic's lien filed against the demised premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (1 0) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

27.	Entry by Landlord.

27.1 Landlord and its designees may enter the demised premises at reasonable hours and upon reasonable notice (except in the event of an emergency or an entry to perform Janitorial services) to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitorial service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of non responsibility, and (0make repairs to the demised premises, to any adjoining space or to any other portion of the Building, provided that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconveience to, or Interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the demised premises or any other loss occasioned by such entry.

27.2 Landlord shall at all times have and retain a key with which to unlock all of the doors In, on or about the demised premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the light to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the demised premises, and any entry to the demised premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a retainer of the demised premises or an eviction, actual or constructive, of Tenant from the demised premises, or any portion thereof.

28.	Estoppel Certificate.

At any time and from time to time upon ten (10) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) that Tenant is in occupancy of the demised premises and any work to be performed by Landlord has been satisfactorily completed, (c) the date to which rental and other sums payable hereunder have been paid, (d) that neither Landlord nor Tenant is In default under this Lease and Tenant knows of no fact which with the passage of time or giving of notice would constitute such a default by Landlord or Tenant, (e) there are no actions, whether voluntary or otherwise, pending, or to its knowledge threatened, against Tenant under the bankruptcy laws of the United States or any state thereof, and (9 such other matters as may be reasonably requested by Landlord or its mortgagee. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof. In the event Tenant shall fail to deliver the certificate within the time period stated above, such failure shall be a default under this Lease and Tenant shall be deemed to have confirmed as true the matters stated in (a) through (e) above.

29.	Right of First Offer.

At any time from and after the date hereof, prior to entering into a lease of the Expansion Space (as hereinafter defined) to a tenant (other than the existing tenant of the Expansion Space or NAVTEQ North America, LLC or an affiliate thereof), Landlord shall send notice to Tenant ("Landlord's Expansion Space Notice") specifying the date that the Expansion Space will be available. In the event Tenant desires to lease the Expansion Space, and provided that Tenant is not then In default under any of the terms and conditions of the Lease beyond any applicable notice and cure period hereunder, then Tenant shall send to Landlord, within ten (10) business days following Tenant's receipt of Landlord's Expansion Space Notice, an offer to lease the Expansion Space (Tenant's Offer") on an "as-is" basis (except that Landlord shall cut in an archway in the corridor to connect the Expansion Space to the demised premises), for a term of at least three (3) years at the rental rates specified in Tenant's Offer commencing upon the date set forth in Landlord's Expansion Space Notice. In the event that Landlord shall receive Tenant's Offer within said ten (10) business day period, then Landlord shall have the option to accept Tenant's Offer and amend the Lease to include the Expansion Space upon the terms set forth in Tenant's Offer, or (ii) to reject Tenant's Offer in which event Landlord shall not enter into a lease with a third party tenant upon rental terms that are less favorable to Landlord than the terms set forth in Tenant's Offer without first offering such terms to Tenant who shall then have ten (10) days to accept such terms by giving written notice to Landlord, failing which Landlord may proceed with a lease to such third party). The term "Expansion Space" shall mean the area designated 'Excluded Area" on Exhibit “A” attached hereto containing 1,754 rentable square feet.

Notwithstanding the foregoing and subject to the prior rights of NAVTEQ North America, LLC (or an affiliate thereof), Tenant shall have the right to lease the Expansion Space effective January I,2006 by sending written notice to Landlord by October 15, 2005, In which event the Lease shall be amended to Incorporate the Expansion Space effective January I,2006 as part of the demised premises, upon all of the same terms, provisions and conditions stated herein for the original demised premises, Including the rental rate per rentable square foot then payable for the demised premises, provided that the Expansion Space shall be delivered to Tenant In its then "as-is" condition, except that Landlord, at Its sole cost and expense, shall (1) cut in an archway In the corridor to connect the Expansion Space to the demised premises, (11) Install new Building Standard carpeting and base in the Expansion Space to match the carpeting in the demised premises, and (iii) paint the walls of the Expansion Space the same color as the walls in the demised premises.

30.	Miscellaneous.

30.1 The words "Landlord" and 'Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

30.2 Submission of this Instrument for examination or signature by Tenant does not constitute a reservation of, or option for, lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

30.3 The agreements, conditions and provisions herein contained shall, subject to the provisions of Articles 10 and 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

30.4 Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

30.5 Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, add it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease, other than Signature Associates, Inc. Landlord and Tenant each agree to indemnify and hold the other harmless of and from any and all loss, cost, damage or expense (including, without limitation, all counsel fees and disbursements) by reason of any claim of, or liability to, any other broker claiming through it and arising out of, or in connection with, the execution and delivery of this Lease.

30.6 Tenant warrants and represents that (i) Tenant is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a 'Plan), and (ii) Tenant's assets do not constitute "plan-assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 251 0.3-1 01.

30.7 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

30.8 This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.
WITNESSES:	GALLERIA EQUITIES, LLC By Nemer Property Group, Inc. Managing Agent By: /s/Nemer, President (Landlord) CCS Consolidated, Inc By: /s/Glen Spence (Tenent)